Exhibit 4.(a).38

[FOR CONVENIENCE ONLY, NOT AN OFFICIAL TRANSLATION]

[State Emblem]

The State of Israel
Ministry of Communications

General License for Partner Communications Ltd. for the Provision of
Mobile Radio Telephone (MRT) Services using the Cellular Method

Amendment No. 23

By virtue of the powers of the Minister of Communications under Article 4 (e) of the Communications Law (Telecommunications and Broadcasts), 5742-1982, that have been delegated to us, by all our other powers under any law and after having considered the arguments of Partner Communications Company Ltd. (hereinafter: “Partner”) we hereby amend the General License for the provision of mobile radio telephone (MRT) services using the cellular method granted to Partner on 7 April 1998, as follows:

Amendment of Title of Article 75A

1.	In the title of Article 75A, , instead of “in the MRT Network” shall come “in another Public Telecommunication Network”.

Addition of Article 75B

2.	After Article 75A shall be added:

“75B Completion of a Short Message Service (SMS) in another MRT Network
The Licensee may charge a Subscriber for transferring a Short Message Service, from Terminal Equipment connected to the Network to Terminal Equipment connected to an MRT system of another MRT licensee, payment that shall not exceed the payment the Licensee charges Subscribers for transferring a Short Message Service, from Terminal Equipment connected to the Network, in addition to a charge that shall not exceed the fee for transferring a Short Message Service as set forth in the Communication Regulations (Telecommunications and Broadcasting) (Payments for Interconnection), 2000.
In this Article-
“Short Message Service"- (SMS) — A telecommunication message that includes writing, including letters or signs, that are transferred from Terminal Equipment connected to the Network, to Terminal Equipment connected to the Network or connected to an MRT system of another MRT licensee.”

21 March, 2004)

(sgd)	(sgd)
Uri Olenik, Adv.	Haim Giron, Adv.
Director-General	Senior Deputy Director-General,
Ministry of Communications	Engineering and Licensing, Ministry of
Communications

Communication Regulations (Telecommunications and Broadcasting)
(Payments for Interconnection) (Amendment), 2004.

By virtue of my authority under Sections 5(b)(2) and 59 of the Communications Law (Telecommunications and Broadcasts), 5742-1982, (hereinafter: “the Law”) and with the approval of the Minister of Finance,I hereby amend these regulations:

Amendment of Section 1

1.	In Section 1 of the Communication Regulations (Telecommunications and Broadcasting) (Payments for Interconnection) , 2000, (hereinafter- “The Main Regulations”), - after the definition of “MRT Licensee” shall come: “Short Message Service”- (SMS)- A telecommunication message that includes writing, including letters or signs, that are transferred from terminal equipment connected to one public telecommunication network, to terminal equipment connected to another public telecommunication network;”

Amendment of Section 3B

2.	In Section 3B of the Main Regulations-

(1)	In sub-section (a), instead of “as set forth in Section 3B” shall come “as set forth in Section 3C(a)(2).”

(2)	In sub-section (b), instead of “as set forth in Section 3C” shall come “as set forth in Section 3C(a)(1).”

(3)	Instead of sub-section (c) shall come:

“(c) An MRT licensee shall pay another MRT licensee payments for interconnection as follows:

(1)	For an incoming MRT call- as set forth in Section 3C(a)(1), according to the minutes of traffic that have passed from his MRT system to the MRT system of the other MRT licensee;

(2)	For Short Message Service-as set forth in Section 3C(a)(3), according to the number of Short Message Services that passed from his MRT system to the terminal equipment connected to the MRT system of the other MRT licensee.”

Amendment of Section 3C

3.	In Section 3C of the Main Regulations-

(1)	In sub-section (a), after paragraph (2) shall come:

“(3)	From another MRT licensee, for transferring a Short Message Service- 0.285 NIS for every Short Message Service”.

(2)	In sub-section (b) at the beginning, instead of “as set forth in sub-section (a) shall come “as set forth in sub-section (a)(1) and (2)”.

(3)	In sub-section (c), instead of “for the detailed payment” shall come “for the detailed payments”.

Effect

4.	These Regulations shall take effect from May 1, 2004.

21 March, 2004)

_______(sgd)____________
Ehud Olmert
Minister of Communications